UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 14, 2013
(Date of earliest event reported:  May 10, 2013)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

(a) On May 10, 2013, Haverty Furniture Companies, Inc. (“Havertys”) held its annual meeting of stockholders. In the election of directors, the holders of shares of Class A common stock and common stock vote as separate classes in accordance with the Company's Charter and each holder is entitled to one vote for each share of stock.  For all other matters, the holders of shares of common stock and Class A common stock vote together as a single class and each holder of shares of common stock is entitled to one vote for each share of stock and Class A common stock is entitled to ten votes for each share of stock.  At the meeting of stockholders, a plurality of votes is required in the election of each class of directors and for all other matters approval requires an affirmative vote of a combined majority of the votes cast.

(b) Stockholders voted on the matters set forth below.

Proposal 1:    Election of Class A Common Stock Directors.

The holders of Class A common stock elected all seven director nominees at the annual meeting to serve a one year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

John T. Glover	2,429,379	5,500	201,728
Rawson Haverty, Jr.	2,434,735	144	201,728
L. Phillip Humann	2,434,779	100	201,728
Mylle Mangum	2,429,379	5,500	201,728
Frank S. McGaughey, III	2,395,435	39,444	201,728
Clarence H. Smith	2,429,335	5,544	201,728
Al Trujillo	2,429,379	5,500	201,728

Proposal 2:    Election of Common Stock Directors.

The holders of common stock elected all three director nominees at the annual meeting to serve a one year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

Terrence F. McGuirk	16,135,269	225,933	2,257,771
Vicki R. Palmer	16,324,631	36,571	2,257,771
Fred L. Schuermann	16,325,231	35,971	2,257,771

Proposal 3:      Ratification of Ernst & Young LLP as our independent auditor.

The stockholders ratified the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratification of Ernst & Young LLP	44,752,949	169,735	62,359	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 14, 2013	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer